CONTACT:                                        FOR IMMEDIATE RELEASE

Sue Bohle/Charlie Ecker
The Bohle Company
(310) 785-0515, x 223 or 249
SUE@BOHLE.COM


        BRILLIANT DIGITAL ENTERTAINMENT TO ACQUIRE THE AUCTION CHANNEL

       COMPANY PROVIDES INTERNET BIDDING AND SIMULTANEOUS TV BROADCAST
                             OF LIVE AUCTION EVENTS

LOS ANGELES--(BUSINESS WIRE)--June 22, 1999-- Brilliant Digital Entertainment (AMEX:BDE - NEWS), a pioneering content and tools developer for the convergence of media on the Internet, announced today it will acquire Trojan Television, a London-based company doing business as The Auction Channel.

Trojan Television will become a subsidiary of Brilliant through an exchange of approximately 840,000 restricted common shares and 400,000 warrants valued at approximately $7.3 million.

Founded in 1996, The Auction Channel integrates live satellite, cable TV and Web broadcasts of auction events conducted by Christie's, Phillips, Bonhams, Brooks, and other major auction houses with whom the company has contracts, allowing interactive bidding simultaneously on the Internet and/or television.

Since starting to work with its auction house and media broadcast partners, The Auction Channel has dramatically increased the viewing audience for auction programming and generated substantial sales from online and telephone bids, according to the company.

Mark Dyne, Brilliant chairman and chief executive officer, said the acquisition of The Auction Channel provides a timely opportunity for Brilliant to expand its digital entertainment content on the Internet and television broadcast and to leverage its content and e-commerce capabilities to deliver business through online transactions.

"Brilliant has an arsenal of proprietary tools, technologies and content, which uniquely positions it to produce integrated programming designed to broaden audience participation for events broadcast live on television or over the Web," Dyne said. "Our 3D animated content is very effective in retaining Web site traffic. Content programming executives have also found it reduces production costs and enables fast delivery of animation for narrow band."

Jason Gleave, founder and managing director, The Auction Channel, commented:
"Brilliant is a perfect partner for The Auction Channel. The company has technology we can use to enhance auction events and access to capital to support the accelerated growth of our business."

The Auction Channel pioneered the broadcast delivery of high-profile consumer and commercial auction events on both sides of the Atlantic, as well as in Asia. The Auction Channel was first to


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introduce an automated telephone bidding system, first to broadcast auction events allowing Internet buyers to bid at an auction in real time and first to deliver "live" auctions simultaneously on the Internet and over television and satellite networks, facilitating larger audiences and real time e-commerce transactions.

Viewership for events broadcast by The Auction Channel has been climbing since last fall. A Formula 1 Legends event broadcast for Brooks in Dec. 1998 featuring memorabilia, generated strong TV ratings for The Auction Channel's U.K. television network partner, Sky Sports, a News Corp. Subsidiary (NYSE:NWS -
NEWS). Interactive bids were recorded on 50 percent of the items offered.

In March, Sky Sports broadcast a Soccer Legends event conducted by Bonham's. In excess of 750,000 viewers watched the preview programs and live event. More than 50 percent of the items were sold to interactive bidders.

Again, in April, a Fine Fishing Tackle event for Bonham's had over 500,000 viewers for the preview programs and live event.

The high end of the auction market -- a market particularly well-served by The Auction Channel's proprietary live auction delivery system -- includes more than 200 auction houses and 7,500 dealers in fine art, antiques and collectibles. The two largest houses alone, Christie's and Sotheby's, had aggregate annual sales of almost $4 billion in 1998, according to Forbes magazine.

Brilliant Digital Entertainment plans to establish joint venture agreements with telecommunications and media companies worldwide to deliver direct, live auction broadcasts into consumer homes or businesses with full, "live," transaction capability over the Internet. Brilliant's e-commerce transaction software will be leveraged to improve and expand access to bidding.

"Brilliant plans to expand the geographic scope of our auction broadcasts so that interested viewers in Europe, Asia and the Americas will be able to watch important auctions simultaneously," Dyne said. "Anyone with a television set and a telephone or Internet access device will be able to watch the action and bid simultaneously with people on the floor at the auction. There's no question viewers will want to participate."

Brilliant recently completed a $4.3 million private placement, which includes a number of individual investors with significant media distribution experience and ongoing industry relationships. Participating were Prince Ahmad Bin Khalid Al Saud, a media industry investor and member of the Royal Family of Saudi Arabia; entities associated with Tim Helfet, president and CEO, Rysher Entertainment; Martin Schuermann, U.S.A. representative of CLT-UFA; Barry Baeres, president of Intertainment Aktiengesellschaft, Germany; and Brent Cohen, formerly president, Packard Bell NEC. Additional financing by way of a $6.0 million stand-by equity line of credit was secured by Brilliant.

Brilliant Digital Entertainment is the tools developer and production studio responsible for creating Multipath(TM) Movies (HTTP://WWW.MULTIPATHMOVIES.COM), distributed over the


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Internet, on CD-ROM and DVD, as television programming and for home video.
Brilliant's next-generation digital movies are developed using B3D Studio(TM).

Brilliant Digital Entertainment has alliances with @Home, Road Runner, DVD EXPRESS, Kesmai's GameStorm and Mediadome, to distribute products via the Internet's World Wide Web, GT Interactive, The Learning Company and SlingShot for CD-ROM and DVD and in television markets through Kaleidescope Media Group.

Brilliant Digital Entertainment has headquarters in Los Angeles and has offices in Australia and England. The Auction Channel has headquarters in London and plans to open offices in a number of major cities worldwide over the next year. More information on Brilliant Digital Entertainment may be found at HTTP://WWW.BDE3D.COM. The Auction Channel has a Web site at
HTTP://WWW.THEAUCTIONCHANNEL.COM.
                                    # # #

This announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the closing of this transaction. Actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the receipt and timing of regulatory approvals, stock price movements, the company's ability to integrate this new business, the company's ability to manage a European based subsidiary, the limited operating history of the company and The Auction Channel, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, competition with significantly larger competitors, risks associated with system development and operation, management of potential growth, and risks of new business areas, international expansion, business combinations, and strategic alliances and all of the factors that may influence future business and financial results, including those set forth in the company's Form 10-KSB for the period ended Dec. 31, 1998 and the company's Form 10-QSB for the three months ended March 31, 1999. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements. Copies of the company's most recently filed Form 10-KSB report and 10-QSB report are available from Brilliant Digital Entertainment's Investor Relations department and may be obtained by calling or writing to the company's investor relations company, Jaffoni & Collins at 212/835-8500 or BDE@JCIR.COM.



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